Exhibit 4.11
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                            Notice of Creation of Trust
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                            To:     [Name of Issuer Trustee] ("Issuer Trustee")

                            From:   National Global MBS Manager Pty Ltd
                                    (ABN 36 102 668 226) ("Global Trust
                                    Manager")

                            Under clause 3.1 of the Master Trust Deed dated [ ] [between the Issuer Trustee and the Global Trust Manager / to which the Issuer Trustee agreed to be bound under a deed dated [ ]] establishing the National RMBS Trusts (as amended from time to time) ("Master Trust Deed") the Global Trust Manager gives notice of the creation of a Trust under the Master Trust Deed to be known as the National RMBS Trust 200[ ]-[ ].

                            The National RMBS Trust 200[ ]-[ ]will be a
                            Trust for the purposes of the Master Trust
                            Deed.

                            This Notice of Creation of Trust is
                            accompanied by $10 in accordance with clause
                            3.1(b) of the Master Trust Deed.

                            The Residual Capital Unitholder of the Trust is [ ] and the Residual Income Unitholder of the Trust is [ ] each of whom has contributed $5 of the accompanying $10 as the initial issue price of their respective units.

                            The above sum of $10 will vest in the Issuer
                            Trustee and be held by the Issuer Trustee on and subject to the trusts, terms and conditions of the Master Trust Deed and the Supplemental Deed to be dated on or about [ ] in respect of this Trust and will be invested by the Issuer Trustee in accordance with the provisions of the Supplemental Deed and the Master Trust Deed.

                            Terms defined for the purposes of the Master
                            Trust Deed have the same meaning when used in this Notice of Creation of Trust.

                            Dated:    [                  ]

                            For and on behalf of the Global Trust Manager



                            ....................................
                            Authorised Person

                            For and on behalf of the Issuer Trustee



                            ............................................
                            Authorised Person